CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

As independent public accountants, we hereby consent to the incorporation of our report incorporated by reference in this Form 10-K, into the Company's previously filed registration statements on Form S-8, file numbers 33-24415 and 33-62541.



/s/ Arthur Anderson LLP


ARTHUR ANDERSEN LLP

St. Louis, Missouri,
March 28, 1996